Exhibit 99.1

Amplify Snack Brands Completes Strategic Acquisition of Tyrrells and its

International Portfolio of Premium Snack Brands

Austin, Texas – September 2, 2016 – Amplify Snack Brands, Inc. (“Amplify” or the “Company”) (NYSE:BETR) announced that effective today it has completed the acquisition of Crisps Topco Limited and Subsidiaries (“Tyrrells”). Tyrrells is now a wholly-owned subsidiary of Amplify. The Company continues to expect that this acquisition will be accretive to both its 2017 and 2018 diluted earnings per share.

As part of the transaction, Amplify paid approximately £278 million in cash and issued approximately 2.1 million shares of its common stock to Investcorp and members of Tyrrells’ management team. Amplify financed the cash portion of this transaction with proceeds from a $600 million covenant lite term loan. The interest rate on the term loan is a floating rate based upon LIBOR plus 5.50% with a 1.00% floor on LIBOR. A $50 million, five-year revolver adjoins the term loan. Pro forma for the transaction, net leverage is approximately 5.7x. Amplify remains committed to maintaining long-term net leverage in the 4.0x to 4.5x range or less and expects to be within that range by the end of 2017, via organic growth and subsequent free cash generation.

“We took a tremendous step forward to build upon our Better-For-You snacking growth strategy with the acquisition of Tyrrells and its international portfolio of premium snack brands,” said Tom Ennis, Amplify’s President and Chief Executive Officer. “We are excited to welcome David Milner and the entire Tyrrells team to the Amplify family and look forward to significantly broadening our international customer reach, meaningfully diversifying our brand, product, category, geographic and retail presence, as we realize the benefits of operating scale to fuel our future revenue synergies and continued profit growth.”

Jefferies served as the Company’s exclusive financial advisor, and also acted as the lead left arranger and Administrative Agent for the financing. Credit Suisse and Goldman Sachs acted as Joint Lead Arrangers and Bookrunners, and as Syndication Agents. SunTrust served as Documentation Agent for the transaction.

About Amplify Snack Brands, Inc.

Headquartered in Austin, Texas, Amplify Snack Brands is a high growth snack food company focused on developing and marketing products that appeal to consumers’ growing preference for Better-For-You (BFY) snacks. Our brands SkinnyPop®, Paqui® and Oatmega® embody our BFY mission of “snacking without compromise” and have amassed a loyal customer base across a wide range of food distribution channels in the United States and Canada. For additional information, please visit: http://amplifysnackbrands.com.

About Crisps Topco Limited and Subsidiaries

Crisps Topco Limited and Subsidiaries (“Tyrrells”) is based on a farm in the picturesque countryside in the English county of Herefordshire and since its creation in 2002, has grown to become one of the UK’s best loved premium snack brands. The Tyrrells portfolio consists of award-winning Potato Crisps, Vegetable Crisps, ‘Furrows’ Crinkle Cut Crisps, Poshcorn – premium popcorn, and Tyrrells’Alternatives’.

Tyrrells Crisps has recently scooped a Queens Award for Enterprise and is proud to hold over 64 gold Great Taste Awards, more than any other premium crisp producer.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to the acquisition of Crisps Topco Limited and subsidiaries and any anticipated effects of the acquisition, including without limitation, anticipated earnings accretion, long-term net leverage, organic growth, free cash generation, revenue synergies and profit growth. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “could”, “intends”, “target”, “projects”, “contemplates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) our ability to successfully integrate Crisps Topco Limited and subsidiaries with our existing operations and retain employees of Crisps Topco Limited following the consummation of the acquisition, (ii) our substantial indebtedness following the consummation of the acquisition, (iii) changes in consumer preferences and discretionary spending may have a material adverse effect on our brand loyalty, net sales, results of operations and financial condition, (iv) we rely on sales to a limited number of distributors and retailers for the substantial majority of our net sales, and the loss of one or more such distributors or retailers may harm our business, and (v) sales of a limited number of SkinnyPop products and flavors contributed all of our historical profitability and cash flow and a reduction in the sale of our SkinnyPop products would have a material adverse effect on our ability to remain profitable and achieve future growth.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, in each case, as filed with the Securities and Exchange Commission (“SEC”) and in other filings we will make with the SEC from time to time, particularly under the caption “Risk Factors”.

You should not place undue reliance upon forward-looking statements as predictions of future events. Amplify has based the forward-looking statements contained in this press release on its current expectations and projections about future events and trends that it believes may affect its business, financial condition, results of operations and prospects. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Amplify undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.